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                                                                   EXHIBIT 10.38

                               FRESH CHOICE, INC.

                             OFFICER INCENTIVE PLAN



PURPOSE: To reward Officers of Fresh Choice, Inc. (Vice Presidents and above) for accomplishments resulting in a year-end profit for the Company.

ELIGIBILITY: Officers of the Company which include Vice Presidents and above who are actively employed by Fresh Choice, Inc. on December 26, 1999. Excluded from this group is the Vice President of Operations who participates in a separate incentive program.

PLAN YEAR:  The plan begins on December 28, 1998 and ends on December 26, 1999.

INCENTIVE PAY AVAILABLE: The incentive pay pool is equal to 25% of before tax earnings above plan. The pool is allocated among the designated officers based on a predetermined percentage amount.

INCENTIVE PAY ELIGIBILITY: PARTICIPANTS ARE ONLY ELIGIBLE TO RECEIVE INCENTIVE PAY IF THE COMPANY MAKES A BEFORE-TAX PROFIT IN 1999. THERE IS NO PAYOUT AT PLAN.

DISTRIBUTION OF INCENTIVE PAY: Incentive pay will be paid as soon as practical after year end financials are audited and provided that the Company makes a before-tax profit in1999.

PLAN INTENT: Fresh Choice intends to maintain the plan under the terms listed above. However, Fresh Choice reserves the right to terminate or reduce the plan at any time.